ITEX Corporation Completes Intagio Acquisition

Franchisee Purchases Rights to Manage Selected Former Intagio Members

BELLEVUE, Wash., Aug. 1, /PRNewswire-FirstCall/ — ITEX Corporation

        (OTC Bulletin Board: ITEX), The Membership Trading Community(SM), a leading marketplace for cashless business transactions in North America, today announced it had completed the acquisition of the trade exchange marketplace previously operated by Intagio Corporation of San Francisco, California. In addition, it entered into a separate agreement with NYTO Trade Incorporation, ITEX's largest franchise, granting for $200,000 the right and license to manage the newly acquired members located in New Jersey and New York. The New York franchise is owned and managed by Mr. John Castoro, President.

On July 30th, ITEX announced it had entered into an agreement to acquire the trade exchange marketplace previously operated by Intagio Corporation for $3.15 million. As a result of the acquisition, ITEX now has more than 24,000 member businesses.

"We are pleased to have successfully completed this acquisition, expanding our member base in the ITEX Trading Community as well as contributing to the growth of our franchisees. We swiftly reached an agreement with our largest franchise to manage a group of our newly acquired members. We are confident John and his team will quickly welcome and assimilate these members into the ITEX Trading Community. The remaining members will be closely managed by corporate-owned offices in San Francisco, Chicago, Cleveland and two suburbs near Hartford, CT," said ITEX Chairman and CEO Steven White.

White added: "So far the integration of the new members has been seamless. Now we will work to expand transaction volume as quickly as possible. John Castoro is an established leader and directs a very successful franchise. John's actions to quickly execute our agreement allow our corporate team to focus on integration efforts in the other key markets where the former Intagio members are concentrated."

Mr. Castoro, who operates the largest ITEX franchise, with offices in New Jersey and New York City, purchased the right and license from ITEX to manage certain former Intagio members who are based in New York and New Jersey. This transaction creates for Mr. Castoro's franchise an enterprise generating nearly $1.25 million in cash transaction and subscription fee revenue a year, with more than 1,400 members conducting $18 million per year in transaction volume.

John Castoro, President of NYTO Trade Incorporation, commented, "This agreement creates a stronger regional trading community for the former Intagio members, as well as for existing ITEX members in the New Jersey and New York area. Expanding our member base has always been our top priority. I am eager to get all members actively participating in the ITEX Trading community."

About ITEX

ITEX, The Membership Trading CommunitySM, is a thriving community of member businesses buying and selling more than $250 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, Washington.

        Contact:
        Alan Zimmelman
        ITEX Corporation
        425.463.4017
        alan@itex.com

        This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, "Management's Discussion and Analysis of Financial Condition and Results of Operations." All information set forth in this release is as of August 1, 2007, and ITEX undertakes no duty to update this information.

For more information, please visit http://www.itex.com